Exhibit 99.1
FOR IMMEDIATE RELEASE
FirstMerit Corporation
Analysts: Thomas O’Malley/Investor Relations Officer
Phone: 330.384.7109
Media Contact: Robert Townsend/Media Relations Officer
Phone: 330.384.7075
FirstMerit Corporation Reports First Quarter 2010 EPS of $0.21 Per Share
Quarterly Highlights include:
•	Increase in net income of $3.5 million, to $18.0 million

•	Expansion in net interest margin of 8 basis points, to 3.72%

•	Increase in allowance for credit losses of $3.3 million, to $124.1 million, or 1.82% of loans

•	Decrease in net charge-offs of $8.4 million, to $22.8 million, or 1.36% of average loans

•	Two bank acquisitions in February, adding $1.6 billion in total assets
     Akron, Ohio (May 4, 2010) — FirstMerit Corporation (Nasdaq: FMER) reported first quarter 2010 net income of $18.0 million, or $0.21 per diluted share. This compares with $14.5 million, or $0.17 per diluted share, for the fourth quarter 2009 and $29.4 million, or $0.33 per diluted share, for the first quarter 2009.
     Returns on average common equity (“ROE”) and average assets (“ROA”) for the first quarter 2010 were 6.68% and 0.64%, respectively, compared with 5.38% and 0.54% for the fourth quarter 2009 and 12.39% and 1.07% for the first quarter 2009.
     “FirstMerit reported solid results in the first quarter. Our 44th consecutive quarter of profitability in a continually challenging economy reflects FirstMerit’s financial strength and stability, which provides us a solid platform with which to pursue strategic growth opportunities,” said Paul G. Greig, chairman, president and CEO of FirstMerit Corporation. “This quarter we demonstrated good performance on many fronts, including a 10th straight quarter of core deposit growth, continued net interest margin expansion and a decrease in net charge-offs. To facilitate future profitable growth, we added $80.0 million of tangible common equity to our strong balance sheet during the quarter with execution of an at-the-market stock offering in March.”
-more-

FirstMerit Corporation Reports First Quarter 2010 EPS Results / Page 2
     In the first quarter of 2010, The Corporation completed two strategic acquisitions in the Chicago area: 24 branches of First Bank and certain assets and substantially all of the deposits of the 4-branch George Washington Savings Bank.
     Net interest margin was 3.72% for the first quarter of 2010 compared with 3.64% for the fourth quarter of 2009 and 3.53% for the first quarter of 2009. The Corporation’s continued emphasis on core deposit gathering and shifting deposit mix away from higher-priced certificate of deposit products drove the expansion over both time periods.
     Average loans during the first quarter of 2010 increased $150.5 million, or 2.16%, compared with the fourth quarter of 2009 and decreased $281.5 million, or 3.81%, compared with the first quarter of 2009. Excluding $286.8 million in average loan balances related to the aforementioned Chicago bank acquisitions, average loans decreased $119.9 million, or 1.73%, compared with the fourth quarter of 2009 and decreased $568.4 million, or 7.70% compared with the first quarter of 2009. The decrease in average balances reflects a reduced level of commercial and consumer credit demand and the focus on debt reduction by The Corporation’s business and retail customer base.
     Average deposits during the first quarter of 2010 increased $943.2 million, or 12.75%, compared with the fourth quarter of 2009 and increased $696.7 million, or 9.11%, compared with the first quarter of 2009. During the first quarter of 2010 the Corporation increased its average core deposits, which excludes time deposits, by $687.3 million, or 11.74%, compared with the fourth quarter of 2009, and $1.5 billion, or 29.28%, compared with the first quarter of 2009. Acquisitions represent $706.5 million of average deposit growth and $275.5 million of average core deposit growth in the first quarter of 2010.
     Average investments during the first quarter of 2010 increased $168.4 million, or 6.13%, compared with the fourth quarter of 2009 and increased $132.7 million, or 4.76%, over the first quarter of 2009.
     Net interest income on a fully tax-equivalent (“FTE”) basis was $92.3 million in the first quarter 2010 compared with $89.2 million in the fourth quarter of 2009 and $88.6 million in the first quarter of 2009. Compared with the fourth quarter of 2009, average earning assets increased $366.7 million, or 3.77% and decreased $108.4 million or 1.06% compared to the first quarter of 2009.
     Noninterest income net of securities transactions for the first quarter of 2010 was $53.9 million, an increase of $3.2 million, or 6.27%, from the fourth quarter of 2009 and a decrease of $1.2 million, or 2.25%, from the first quarter of 2009 which included $9.5 million due to curtailment of the postretirement medical benefit plan for active employees. Included in noninterest income in the first quarter 2010 was a $5.1 million ($3.3 million after-tax) gain related to the George Washington Savings Bank acquisition.
-more-

FirstMerit Corporation Reports First Quarter 2010 EPS Results / Page 3
     The primary changes in other income for the 2010 first quarter as compared to the first quarter of 2009 were as follows: trust income was $5.3 million, an increase of 10.25% primarily due to advances in the equity markets; service charges on deposits were $15.4 million, an increase of 8.49% due to an increase in new accounts; credit card fees were $11.6 million, an increase of 4.28% attributable to the improvement in the economy; loan sales and servicing income was $3.2 million, an increase of 38.63%, primarily attributable to refinancing in the current low rate mortgage market environment; bank owned life insurance income was $5.7 million, an increase of $2.6 million attributable to realized policy proceeds. A separate line item was added in the attached schedules for the $5.1 million gain on the acquisition of George Washington Savings Bank, while separately stated in the first quarter of 2009 was the $9.5 million gain due to curtailment of the postretirement medical benefit plan.
     Other income, net of securities gains, as a percentage of net revenue for the first quarter of 2010 was 36.88% compared with 36.28% for fourth quarter of 2009 and 38.39% for the first quarter of 2009. Net revenue is defined as net interest income, on a FTE basis, plus other income, less gains from securities sales.
     Noninterest expense for the first quarter of 2010 was $94.0 million, a decrease of $0.9 million, or 0.92%, from the fourth quarter of 2009 and an increase of $10.8 million, or 12.99%, from the first quarter of 2009. For the three months ended March 31, 2010, increases in operating expenses compared to the first quarter 2009 were primarily attributable to increased salary and benefits, professional services and FDIC expense. Onetime expenses associated with data processing conversions and related expenses for the acquisitions totaled $2.7 million.
     During the first quarter of 2010, the Corporation reported an efficiency ratio of 64.10%, compared with 67.74% for the fourth quarter of 2009 and 57.81% for the first quarter of 2009.
     Net charge-offs totaled $22.8 million, or 1.36% of average loans, in the first quarter of 2010 compared with $31.2 million, or 1.79% of average loans, in the fourth quarter 2009 and $15.6 million, or 0.86% of average loans, in the first quarter of 2009.
     Nonperforming assets totaled $123.3 million at March 31, 2010, an increase of $22.3 million compared with December 31, 2009 and an increase of $47.1 million compared with March 31, 2009. Nonperforming assets at March 31, 2010 represented 1.80% of period-end loans plus other real estate compared with 1.48% at December 31, 2009 and 1.04% at March 31, 2009.
-more-

FirstMerit Corporation Reports First Quarter 2010 EPS Results / Page 4
     The allowance for loan losses totaled $117.8 million at March 31, 2010, an increase of $2.7 million from December 31, 2009. At March 31, 2010, the allowance for loan losses was 1.72% of period-end loans compared with 1.68% at December 31, 2009 and 1.45% at March 31, 2009. The allowance for credit losses is the sum of the allowance for loan losses and the reserve for unfunded lending commitments. For comparative purposes the allowance for credit losses was 1.82% of period-end loans at March 31, 2010, compared with 1.77% at December 31, 2009 and 1.53% at March 31, 2009. The allowance for credit losses to nonperforming loans was 110.80% at March 31, 2010, compared with 131.82% at December 31, 2009 and 159.93% at March 31, 2009.
     The Corporation’s total assets at March 31, 2010 were $12.3 billion, an increase of $1.8 billion inclusive of intangible assets, or 16.92%, compared with December 31, 2009 and an increase of $1.4 billion, or 12.32%, compared with March 31, 2009. Total loans increased $436.3 million, or 6.30%, compared with December 31, 2009 and increased $9.0 million, or 0.12%, over March 31, 2009.
     Total deposits were $9.4 billion at March 31, 2010, an increase of $1.9 billion, or 24.67%, from December 31, 2009 and an increase of $1.7 billion, or 22.03%, from March 31, 2009. The increase compared with March 31, 2009 was driven by both an overall increase in savings and demand deposits and the acquisitions of the First Bank branches and George Washington Savings Bank. Core deposits totaled $7.0 billion at March 31, 2010, an increase of $852.4 million, or 13.85%, from December 31, 2009 and an increase of $1.7 billion, or 32.70%, from March 31, 2009.
     Shareholders’ equity was $1,155.4 million at March 31, 2010, compared with $1,065.6 million at December 31, 2009 and $1,084.3 million at March 31, 2009. The Corporation maintained a strong capital position as tangible common equity to assets was 7.93% at March 31, 2010, compared with 8.89% and 7.60% at December 31, 2009 and March 31, 2009, respectively. The common dividend per share paid in the first quarter 2010 was $0.16.
     During the first quarter of 2010, the Corporation raised $80.0 million in common equity through a Distribution Agency Agreement with Credit Suisse Securities (USA) LLC pursuant to which the Corporation, from time to time, offered and sold shares of the Corporation’s common stock. Sales of the Common Shares were made by means of ordinary brokers’ transactions on the Nasdaq Global Select Market at market prices, in block transaction or as otherwise agreed with Credit Suisse. During this time, 3.9 million shares were sold at an average market value of $20.58 per share, net of broker’s fees.
     Mr. Greig said, “FirstMerit is committed to maintaining a strong capital position. While the health of our institution positions us to explore opportunities for profitable growth, it is vital that we are well-capitalized in order to maintain and grow our already strong balance sheet and produce results that generate value for our shareholders.”
-more-

FirstMerit Corporation Reports First Quarter 2010 EPS Results / Page 5
Acquisitions
     In the first quarter of 2010, The Corporation completed two strategic acquisitions. On February 19, 2010, FirstMerit Bank, N.A., completed the acquisition of certain assets and the transfer of certain liabilities with respect to 24 branches of First Bank located in the greater Chicago, Illinois, area. Excluding the purchase accounting adjustments, the acquisition included the assumption of approximately $1.2 billion in deposits and the purchase of $328.9 million of loans and certain other assets of First Bank associated with the acquired branch locations. All of the loans in the acquired portfolio were performing and pass-grade credits. This acquisition was accounted for under the acquisition method in accordance with ASC 805.
     Also, on February 19, 2010, the Corporation acquired, through its subsidiary FirstMerit Bank, N.A., certain assets and assumed substantially all of the deposits and liabilities of George Washington Savings Bank (“George Washington”) through a purchase and assumptions agreement with the Federal Deposit Insurance Corporation (“FDIC”). The Illinois Department of financial and Professional Regulation, Division of Banking, declared George Washington closed on February 19, 2010 and appointed the FDIC as receiver. Excluding the effects of purchase accounting adjustments, FirstMerit Bank, N.A. acquired approximately $403.8 million in assets and assumed $398.3 million of the deposits of George Washington.
     In connection with the George Washington acquisition, FirstMerit Bank, N.A., entered into a loss sharing agreement with the FDIC that collectively cover $325.1 million of assets including single family residential mortgage loans, commercial real estate and commercial and industrial loans, and other real estate. FirstMerit Bank N.A., acquired other George Washington assets that are not covered by the loss sharing agreement with the FDIC including investment securities purchased at fair market value and other tangible assets.
About FirstMerit Corporation
     FirstMerit Corporation is a diversified financial services company headquartered in Akron, Ohio, with assets of $12.3 billion as of March 31, 2010 and 183 banking offices and 204 ATMs in Ohio, Western Pennsylvania and the Chicago area. FirstMerit Corporation provides a complete range of banking and other financial services to consumers and businesses through its core operations. Principal wholly-owned subsidiaries include: FirstMerit Bank, N.A., FirstMerit Mortgage Corporation, FirstMerit Title Agency, Ltd., and FirstMerit Community Development Corporation.
Subsequent Events
     The Corporation is required under generally accepted accounting principles to evaluate subsequent events through the filing of the March 31, 2010 consolidated financial statements on Form 10-Q. As a result, the Corporation will continue to evaluate the impact of any subsequent events on critical accounting assumptions and estimates made as of March 31, 2010 and will adjust amounts preliminarily reported, if necessary.
-more-

FirstMerit Corporation Reports First Quarter 2010 EPS Results / Page 6
Forward-Looking Statement
     This release contains forward-looking statements relating to present or future trends or factors affecting the banking industry, and specifically the financial condition and results of operations, including without limitation, statements relating to the earnings outlook of the Corporation, as well as its operations, markets and products. Actual results could differ materially from those indicated. Among the important factors that could cause results to differ materially are interest rate changes, continued softening in the economy, which could materially impact credit quality trends and the ability to generate loans, changes in the mix of the Corporation’s business, competitive pressures, changes in accounting, tax or regulatory practices or requirements and those risk factors detailed in the Corporation’s periodic reports and registration statements filed with the Securities and Exchange Commission. The Corporation undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release.
# # #

FIRSTMERIT CORPORATION AND SUBSIDIARIES Consolidated Financial Highlights

	Quarters
(Unaudited)	2010	2009	2009	2009	2009
(Dollars in thousands)	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
EARNINGS
Net interest income FTE (a)	$92,348	$89,171	$89,079	$88,806	$88,577
Provision for loan losses	25,493	29,960	23,887	26,521	18,065
Other income	53,949	52,701	51,567	50,845	55,188
Other expenses	94,013	94,885	84,165	90,564	83,203
FTE adjustment (a)	1,954	1,793	1,702	1,691	1,683
Net income	18,021	14,478	22,763	15,495	29,434
Diluted EPS (b)	0.21	0.17	0.27	0.13	0.33

PERFORMANCE RATIOS
Return on average assets (ROA)	0.64%	0.54%	0.85%	0.57%	1.07%
Return on average common equity (ROE)	6.68%	5.38%	8.69%	6.27%	12.39%
Net interest margin FTE (a)	3.72%	3.64%	3.61%	3.56%	3.53%
Efficiency ratio	64.10%	67.74%	61.05%	65.34%	57.81%
Number of full-time equivalent employees	2,723	2,495	2,522	2,540	2,562

MARKET DATA
Book value/common share	$12.72	$12.25	$12.34	$11.99	$11.84
Period-end common share mkt value	21.57	20.14	19.03	17.00	18.20
Market as a % of book	170%	164%	154%	142%	154%
Cash dividends/common share	$0.16	$0.16	$0.16	$0.16	$0.29
Common stock dividend payout ratio	80.00%	94.12%	59.26%	84.21%	80.56%
Average basic common shares (b)	87,771	86,149	85,872	84,123	82,514
Average diluted common shares (b)	87,777	86,157	85,880	84,131	82,523
Period end common shares	90,810	87,004	85,869	85,266	81,417
Common shares repurchased	115	35	13	61	45
Common stock market capitalization	$1,958,772	$1,752,261	$1,634,087	$1,449,522	$1,481,789

ASSET QUALITY (excluding acquired loans)
Gross charge-offs	$26,195	$34,232	$21,819	$24,726	$18,936
Net charge-offs	22,779	31,220	18,757	21,556	15,565
Allowance for loan losses	117,806	115,092	116,352	111,222	106,257
Reserve for unfunded lending commitments	6,337	5,751	4,470	6,054	6,019
Nonperforming assets (NPAs) (c)	123,320	101,001	88,881	73,351	76,243
Net charge-offs/average loans ratio (c)	1.36%	1.79%	1.05%	1.19%	0.86%
Allowance for loan losses/period-end loans (c)	1.72%	1.68%	1.66%	1.56%	1.45%
Allowance for credit losses/period-end loans (c)	1.82%	1.77%	1.72%	1.64%	1.53%
NPAs/loans and other real estate (c)	1.80%	1.48%	1.26%	1.03%	1.04%
Allowance for loan losses/nonperforming loans	105.14%	125.55%	147.60%	175.17%	151.35%
Allowance for credit losses/nonperforming loans	110.80%	131.82%	153.27%	184.71%	159.93%

CAPITAL & LIQUIDITY
Period-end tangible common equity to assets	7.93%	8.89%	8.65%	8.36%	7.60%
Average equity to assets	9.63%	10.11%	9.77%	9.37%	9.66%
Average equity to total loans (d)	15.40%	15.37%	14.72%	14.07%	14.54%
Average total loans to deposits	85.12%	93.94%	95.57%	95.17%	96.56%

AVERAGE BALANCES
Assets	$11,357,110	$10,559,231	$10,629,359	$10,884,228	$11,115,042
Deposits	8,340,796	7,397,592	7,384,507	7,614,826	7,644,118
Loans, excluding acquired loans (d)	6,812,647	6,932,566	7,057,021	7,246,752	7,381,019
Acquired loans, including covered loans (d)	286,846	16,419	—	—	—
Earning assets	10,080,871	9,714,193	9,802,810	10,001,266	10,189,233
Shareholders’ equity	1,093,568	1,068,013	1,038,824	1,019,628	1,073,276

ENDING BALANCES
Assets	$12,323,448	$10,539,902	$10,761,355	$10,696,962	$10,972,176
Deposits	9,370,009	7,515,796	7,271,274	7,451,220	7,678,213
Loans, excluding acquired loans (d)	6,836,451	6,835,425	7,029,648	7,145,146	7,350,763
Acquired loans, including covered loans (d)	523,341	88,064	—	—	—
Goodwill	187,945	139,598	139,245	139,245	139,245
Intangible assets	5,659	1,158	1,143	1,229	1,316
Earning assets	10,784,885	9,685,155	9,793,244	9,869,183	10,108,403
Total shareholders’ equity	1,155,353	1,065,627	1,059,209	1,022,647	1,084,269

NOTES:

(a)	-	Net interest income on a fully tax-equivalent (“FTE”) basis restates interest on tax-exempt securities and loans as if such interest were subject to federal income tax at the statutory rate. Net interest income on an FTE basis is not an accounting principle generally accepted in the United States of America.

(b)	-	Average outstanding shares and per share data restated to reflect the effect of stock dividends declared April 28, 2009 and August 20, 2009.

(c)	-	As required by current accounting guidance, the acquired loans and other real estate from First Bank and George Washington Savings Bank were recorded at fair value with no carryover of the related allowances. The ratio of our allowance for loan and credit losses and NPAs do not include these loans and other real estate.

(d)	-	Excludes loss share receivable

FIRSTMERIT CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

(In thousands)	March 31,	December 31,	March 31,
(Unaudited, except December 31, 2009, which is derived from the audited financial statements)	2010	2009	2009
ASSETS
Cash and due from banks	$721,938	$161,033	$179,397
Investment securities
Held-to-maturity	67,256	50,686	30,588
Available-for-sale	3,102,407	2,565,943	2,576,637
Other investments	131,376	128,209	128,007
Loans held for sale	16,009	16,828	22,408
Noncovered Loans:
Commercial loans	4,389,859	4,066,522	4,344,915
Mortgage loans	447,575	463,416	524,909
Installment loans	1,382,522	1,425,373	1,533,885
Home equity loans	766,073	753,112	741,073
Credit card loans	145,029	153,525	141,597
Leases	59,464	61,541	64,384

Total noncovered loans	7,190,522	6,923,489	7,350,763
Less: allowance for loan losses	(117,806)	(115,092)	(106,257)

Net noncovered loans	7,072,716	6,808,397	7,244,506
Covered loans (includes loss share receivable of $108.0 million)	277,315	—	—

Net loans	7,350,031	6,808,397	7,244,506
Premises and equipment, net	164,408	125,205	130,920
Goodwill	187,945	139,598	139,245
Intangible assets	5,659	1,158	1,316
Other real estate covered by FDIC loss share	11,415	—	—
Accrued interest receivable and other assets	565,004	542,845	519,152

Total assets	$12,323,448	$10,539,902	$10,972,176

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Demand-non-interest bearing	$2,217,714	$2,069,921	1,848,200
Demand-interest bearing	686,503	677,448	669,789
Savings and money market accounts	4,103,657	3,408,109	2,763,058
Certificates and other time deposits	2,362,135	1,360,318	2,397,166

Total deposits	9,370,009	7,515,796	7,678,213

Federal funds purchased and securities sold under agreements to repurchase	896,330	996,345	804,525
Wholesale borrowings	677,715	740,105	1,134,152
Accrued taxes, expenses, and other liabilities	224,041	222,029	271,017

Total liabilities	11,168,095	9,474,275	9,887,907

Commitments and contingencies
Shareholders’ equity:
Preferred stock, without par value:
authorized and unissued 7,000,000 shares	—	—	—
Preferred stock, Series A, without par value:
designated 800,000 shares; none outstanding	—	—	—
Convertible preferred stock, Series B, without par value:
designated 220,000 shares; none outstanding	—	—	—
Fixed-Rate Cumulative Perpetual Preferred Stock, Series A, $1,000 liquidation preference; authorized and issued 125,000 shares	—	—	120,622
Common stock, without par value:
authorized 300,000,000 shares; issued 97,521,571, 93,633,871 and 92,026,350 at March 31, 2010, December 31, 2009 and March 31, 2009, respectively	127,937	127,937	127,937
Common stock warrant	—	—	4,582
Capital surplus	171,330	88,573	84,876
Accumulated other comprehensive loss	(20,983)	(25,459)	(38,634)
Retained earnings	1,047,827	1,043,625	1,057,681
Treasury stock, at cost, 6,711,936, 6,629,995 and 10,609,284 shares at March 31, 2010, December 31, 2009 and March 31, 2009, respectively	(170,758)	(169,049)	(272,795)

Total shareholders’ equity	1,155,353	1,065,627	1,084,269

Total liabilities and shareholders’ equity	$12,323,448	$10,539,902	$10,972,176

FIRSTMERIT CORPORATION AND SUBSIDIARIES AVERAGE CONSOLIDATED BALANCE SHEETS

	Quarterly Periods
(Unaudited)	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2010	2009	2009	2009	2009

ASSETS
Cash and due from banks	$521,666	$167,608	$159,985	$194,381	$209,922
Investment securities
Held-to-maturity	56,322	43,228	32,017	28,821	33,210
Available-for-sale	2,731,639	2,577,759	2,568,348	2,576,994	2,623,732
Other investments	129,652	128,209	128,067	128,056	128,007
Fed funds sold	6	5	—	—	17
Loans held for sale	14,538	16,007	17,357	20,643	23,248
Noncovered loans:
Commercial loans	4,197,663	4,058,851	4,105,778	4,263,114	4,337,108
Mortgage loans	454,525	472,829	492,089	513,982	536,498
Installment loans	1,402,552	1,449,091	1,492,019	1,512,929	1,558,374
Home equity loans	757,094	756,478	758,353	749,097	736,956
Credit card loans	150,117	151,233	149,460	146,589	146,355
Leases	60,430	60,503	59,322	61,041	65,728

Total noncovered loans	7,022,381	6,948,985	7,057,021	7,246,752	7,381,019
Less: allowance for loan losses	115,031	113,438	111,073	104,864	102,533

Net noncovered loans	6,907,350	6,835,547	6,945,948	7,141,888	7,278,486
Covered loans and loss share receivable	126,333	—	—	—	—

Net loans	7,033,683	6,835,547	6,945,948	7,141,888	7,278,486

Total earning assets	10,080,871	9,714,193	9,802,810	10,001,266	10,189,233

Premises and equipment, net	141,405	126,073	127,096	129,433	132,156
Accrued interest receivable and other assets	728,199	664,795	650,541	664,012	686,264

TOTAL ASSETS	$11,357,110	$10,559,231	$10,629,359	$10,884,228	$11,115,042

LIABILITIES
Deposits:
Demand-non-interest bearing	$2,146,969	$2,028,977	$1,947,359	$1,891,792	$1,767,885
Demand-interest bearing	687,233	651,381	647,712	671,235	655,279
Savings and money market accounts	3,709,246	3,175,825	2,916,980	2,810,155	2,638,166
Certificates and other time deposits	1,797,348	1,541,409	1,872,456	2,241,644	2,582,788

Total deposits	8,340,796	7,397,592	7,384,507	7,614,826	7,644,118

Federal funds purchased and securities sold under agreements to repurchase	951,927	1,076,199	1,087,875	945,178	941,112
Wholesale borrowings	708,414	762,023	883,377	1,019,786	1,151,777

Total funds	10,001,137	9,235,814	9,355,759	9,579,790	9,737,007
Accrued taxes, expenses and other liabilities	262,405	255,404	234,776	284,810	304,759

Total liabilities	10,263,542	9,491,218	9,590,535	9,864,600	10,041,766

SHAREHOLDERS’ EQUITY
Preferred stock	—	—	—	27,850	109,807
Common stock	127,937	127,937	127,937	127,937	127,937
Common stock warrant	—	—	—	2,820	4,175
Capital surplus	106,350	74,213	55,732	63,457	86,872
Accumulated other comprehensive loss	(20,593)	(9,266)	(26,793)	(35,569)	(49,477)
Retained earnings	1,049,774	1,047,097	1,050,359	1,056,739	1,069,948
Treasury stock	(169,900)	(171,968)	(168,411)	(223,606)	(275,986)

Total shareholders’ equity	1,093,568	1,068,013	1,038,824	1,019,628	1,073,276

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$11,357,110	$10,559,231	$10,629,359	$10,884,228	$11,115,042

AVERAGE CONSOLIDATED BALANCE SHEETS (Unaudited)
Fully Tax-equivalent Interest Rates and Interest Differential
FIRSTMERIT CORPORATION AND SUBSIDIARIES

	Three months ended			Year ended			Three months ended
	March 31, 2010			December 31, 2009			March 31, 2009
	Average		Average	Average		Average	Average		Average
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate

ASSETS
Cash and due from banks	$521,666			$183,215			$209,922
Investment securities and federal funds sold:
U.S. Treasury securities and U.S. Government agency obligations (taxable)	2,377,729	22,909	3.91%	2,222,771	97,871	4.40%	2,251,028	25,954	4.68%
Obligations of states and political subdivisions (tax exempt)	344,899	5,139	6.04%	321,919	19,718	6.13%	320,943	4,914	6.21%
Other securities and federal funds sold	194,991	1,986	4.13%	204,272	8,394	4.11%	212,995	2,341	4.46%

Total investment securities and federal
funds sold	2,917,619	30,034	4.17%	2,748,962	125,983	4.58%	2,784,966	33,209	4.84%
Loans held for sale	14,538	184	5.13%	19,289	1,032	5.35%	23,248	322	5.62%
Noncovered loans	7,022,381	81,829	4.73%	7,156,983	339,381	4.74%	7,381,019	87,508	4.81%
Covered loans and loss share receivable	126,333	1,761	5.65%	—	—	—	—	—	—

Total earning assets	10,080,871	113,808	4.58%	9,925,234	466,396	4.70%	10,189,233	121,039	4.82%
Allowance for loan losses	(115,031)			(108,017)			(102,533)
Other assets	869,604			793,062			818,420

Total assets	$11,357,110			$10,793,494			$11,115,042

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Demand — non-interest bearing	$2,146,969	—	—	$1,910,171	—	—	$1,767,885	—	—
Demand — interest bearing	687,233	152	0.09%	656,367	600	0.09%	655,279	155	0.10%
Savings and money market accounts	3,709,246	7,601	0.83%	2,886,842	23,472	0.81%	2,638,166	5,377	0.83%
Certificates and other time deposits	1,797,348	6,406	1.45%	2,056,208	54,610	2.66%	2,582,788	18,588	2.92%

Total deposits	8,340,796	14,159	0.69%	7,509,588	78,682	1.05%	7,644,118	24,120	1.28%
Securities sold under agreements to repurchase	951,927	1,127	0.48%	1,013,167	4,764	0.47%	941,112	999	0.43%
Wholesale borrowings	708,414	6,174	3.53%	952,979	27,317	2.87%	1,151,777	7,343	2.59%

Total interest bearing liabilities	7,854,168	21,460	1.11%	7,565,563	110,763	1.46%	7,969,122	32,462	1.65%
Other liabilities	262,405			267,835			304,759
Shareholders’ equity	1,093,568			1,049,925			1,073,276

Total liabilities and shareholders’ equity	$11,357,110			$10,793,494			$11,115,042

Net yield on earning assets	$10,080,871	92,348	3.72%	$9,925,234	355,633	3.58%	$10,189,233	88,577	3.53%

Interest rate spread			3.47%			3.24%			3.17%

Note:	Interest income on tax-exempt securities and loans has been adjusted to a fully-taxable equivalent basis. Nonaccrual loans have been included in the average balances.

FIRSTMERIT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	Quarters ended
(Unaudited)	March 31,
(In thousands except per share data)	2010	2009
Interest income:
Interest and fees on loans, including held for sale	$83,150	$87,799
Investment securities
Taxable	24,870	28,295
Tax-exempt	3,339	3,262

Total investment securities interest	28,209	31,557
Other earning assets	495	—

Total interest income	111,854	119,356

Interest expense:
Interest on deposits:
Demand-interest bearing	152	155
Savings and money market accounts	7,601	5,377
Certificates and other time deposits	6,406	18,588
Interest on securities sold under agreements to repurchase	1,127	999
Interest on wholesale borrowings	6,174	7,343

Total interest expense	21,460	32,462

Net interest income	90,394	86,894
Provision for loan losses	25,493	18,065

Net interest income after provision for loan losses	64,901	68,829

Other income:
Trust department income	5,281	4,790
Service charges on deposits	15,366	14,163
Credit card fees	11,558	11,084
ATM and other service fees	2,509	2,606
Bank owned life insurance income	5,652	3,015
Investment services and insurance	1,928	2,918
Loan sales and servicing income	3,237	2,335
Gain on acquistion	5,090	—
Gain on post medical retirement curtailment	—	9,543
Other operating income	3,328	4,734

Total other income	53,949	55,188

Other expenses:
Salaries, wages, pension and employee benefits	48,156	42,682
Net occupancy expense	7,140	6,871
Equipment expense	6,050	5,797
Stationery, supplies and postage	2,693	2,275
Bankcard, loan processing and other costs	7,818	7,842
Professional services	5,237	3,480
Amortization of intangibles	234	87
FDIC expense	3,765	2,556
Other operating expense	12,920	11,613

Total other expenses	94,013	83,203

Income before federal income tax expense	24,837	40,814
Federal income tax expense	6,816	11,380

Net income	$18,021	$29,434

Other comprehensive income, net of taxes
Unrealized securities’ holding gain, net of taxes	$4,476	$15,817
Unrealized hedging loss, net of taxes	—	(94)
Minimum pension liability adjustment, net of taxes	—	(277)
Total other comprehensive gain, net of taxes	4,476	15,446

Comprehensive income	$22,497	$44,880

Net income applicable to common shares	$18,021	$27,563

Net income used in diluted EPS calculation	$18,021	$27,563

Weighted average number of common shares outstanding — basic *	87,771	82,514

Weighted average number of common shares outstanding — diluted *	87,777	82,523

Basic earnings per share *	$0.21	$0.33

Diluted earnings per share *	$0.21	$0.33

Dividend per share	$0.16	$0.29

*	Average outstanding shares and per share data restated to reflect the effect of stock dividends declared April 28, 2009 and August 20, 2009.

FIRSTMERIT CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME—LINKED QUARTERS

	Quarterly Results
(Unaudited)	2010	2009	2009	2009	2009
(Dollars in thousands, except share data)	1st Q	4th Q	3rd Q	2nd Q	1st Q
Interest and fees on loans, including held for sale	$83,150	$81,907	$84,283	$86,247	$87,799
Interest and dividends — securities and federal funds sold	28,209	28,434	29,388	29,912	31,557
Other earning assets	495	—	—	—	—

Total interest income	111,854	110,341	113,671	116,159	119,356

Interest on deposits:
Demand-interest bearing	152	149	137	159	155
Savings and money market accounts	7,601	6,880	5,763	5,452	5,377
Certificates and other time deposits	6,406	8,413	12,284	15,325	18,588
Securities sold under agreements to repurchase	1,127	1,268	1,286	1,211	999
Wholesale borrowings	6,174	6,253	6,824	6,897	7,343

Total interest expense	21,460	22,963	26,294	29,044	32,462

Net interest income	90,394	87,378	87,377	87,115	86,894
Provision for loan losses	25,493	29,960	23,887	26,521	18,065

Net interest income after provision for loan losses	64,901	57,418	63,490	60,594	68,829

Other income:
Trust department income	5,281	5,374	5,081	5,438	4,790
Service charges on deposits	15,366	16,568	16,782	15,853	14,163
Credit card fees	11,558	12,049	11,711	11,668	11,084
ATM and other service fees	2,509	2,730	2,935	2,839	2,606
Bank owned life insurance income	5,652	4,524	3,216	2,985	3,015
Investment services and insurance	1,928	2,322	2,498	2,270	2,918
Investment securities gains, net	—	1,934	2,925	1,178	—
Loan sales and servicing income	3,237	2,947	3,881	3,791	2,335
Gain on acquisition	5,090	—	—	—	—
Gain on post medical retirement curtailment	—	—	—	—	9,543
Other operating income	3,328	4,253	2,538	4,823	4,734

Total other income	53,949	52,701	51,567	50,845	55,188

Other expenses:
Salaries, wages, pension and employee benefits	48,156	45,748	43,351	44,125	42,682
Net occupancy expense	7,140	5,631	5,739	5,858	6,871
Equipment expense	6,050	6,445	5,847	6,212	5,797
Stationery, supplies and postage	2,693	2,414	2,167	2,051	2,275
Bankcard, loan processing and other costs	7,818	8,215	7,548	7,862	7,842
Professional services	5,237	6,098	3,980	2,856	3,480
Amortization of intangibles	234	87	86	87	87
FDIC expense	3,765	3,160	2,298	8,496	2,556
Other operating expense	12,920	17,087	13,149	13,017	11,613

Total other expenses	94,013	94,885	84,165	90,564	83,203

Income before income tax expense	24,837	15,234	30,892	20,875	40,814
Federal income taxes	6,816	756	8,129	5,380	11,380

Net income	$18,021	$14,478	$22,763	$15,495	$29,434

Other comprehensive income (loss), net of taxes	4,476	(18,022)	25,994	5,203	15,446

Comprehensive income	$22,497	$(3,544)	$48,757	$20,698	$44,880

Net income applicable to common shares	$18,021	$14,478	$22,763	$10,995	$27,563

Adjusted net income used in diluted EPS calculation	$18,021	$14,478	$22,763	$10,995	$27,563

Weighted-average common shares — basic *	87,771	86,149	85,872	84,123	82,514

Weighted-average common shares — diluted *	87,777	86,157	85,880	84,131	82,523

Basic net income per share *	$0.21	$0.17	$0.27	$0.13	$0.33

Diluted net income per share *	$0.21	$0.17	$0.27	$0.13	$0.33

*	Average outstanding shares and per share data restated to reflect the effect of stock dividends declared April 28, 2009 and August 20, 2009.

FIRSTMERIT CORPORATION AND SUBSIDIARIES ASSET QUALITY INFORMATION (excluding acquired loans)

(Unaudited, except December 31, 2009 annual period which	Quarterly Periods					Annual Period
is derived from the audited financial statements)	Mar 31	Dec 31	Sept 30	Jun 30	Mar 31	Dec 31
(Dollars in thousands, except ratios)	2010	2009	2009	2009	2009	2009

Allowance for Credit Losses

Allowance for loan losses, beginning of period	$115,092	$116,352	$111,222	$106,257	$103,757	$103,757
Provision for loan losses	25,493	29,960	23,887	26,521	18,065	98,433
Charge-offs	26,195	34,232	21,819	24,726	18,936	99,713
Recoveries	3,416	3,012	3,062	3,170	3,371	12,615

Net charge-offs	22,779	31,220	18,757	21,556	15,565	87,098

Allowance for loan losses, end of period	$117,806	$115,092	$116,352	$111,222	$106,257	$115,092

Reserve for unfunded lending commitments, beginning of period	$5,751	$4,470	$6,054	$6,019	$6,588	$6,588
Provision for credit losses	586	1,281	(1,584)	35	(569)	(837)

Reserve for unfunded lending commitments, end of period	$6,337	$5,751	$4,470	$6,054	$6,019	$5,751

Allowance for Credit Losses	$124,143	$120,843	$120,822	$117,276	$112,276	$120,843

Ratios (a)

Provision for loan losses as a % of average loans (b)	1.52%	1.71%	1.34%	1.47%	0.99%	1.38%
Provision for credit losses as a % of average loans (b)	0.03%	0.07%	-0.09%	0.00%	-0.03%	-0.01%
Net charge-offs as a % of average loans (b)	1.36%	1.79%	1.05%	1.19%	0.86%	1.22%
Allowance for loan losses as a % of period-end loans (b)	1.72%	1.68%	1.66%	1.56%	1.45%	1.58%
Allowance for credit losses as a % of period-end loans (b)	1.82%	1.77%	1.72%	1.64%	1.53%	1.66%
Allowance for loan losses as a % of nonperforming loans	105.14%	125.55%	147.60%	175.17%	151.35%	125.55%
Allowance for credit losses as a % of nonperforming loans	110.80%	131.82%	153.27%	184.71%	159.93%	131.82%

Asset Quality (*)

Impaired loans:
Nonaccrual	$94,798	$74,033	$63,357	$48,563	$54,070	$74,033
Other nonperforming loans:
Nonaccrual	17,245	17,639	15,474	14,929	16,134	17,639

Total nonperforming loans	112,043	91,672	78,831	63,492	70,204	91,672

Other real estate (“ORE”)	11,277	9,329	10,050	9,859	6,039	9,329

Total nonperforming assets (“NPAs”)	$123,320	$101,001	$88,881	$73,351	$76,243	$101,001

NPAs as % of period-end loans + ORE	1.80%	1.48%	1.26%	1.03%	1.04%	1.39%

Past due 90 days or more & accruing interest	$21,099	$35,025	$27,764	$22,129	$18,602	$35,025

(a)	All ratios of our allowance for loan and credit losses exclude acquired loans with a period end balance of $523.3 million, which as required by current accounting guidance, were recorded at fair value on the date of acquistion. Ratios of nonperforming loans exclude acquired loans and ORE covered by an FDIC loss share with a period end balance of $11.4 million.

(b)	Excludes loss share receivable

FIRSTMERIT CORPORATION NONINTEREST INCOME AND NONINTEREST EXPENSE DETAIL

(Unaudited)	2010	2009	2009	2009	2009
(Dollars in thousands)	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
QUARTERLY OTHER INCOME DETAIL
Trust department income	$5,281	$5,374	$5,081	$5,438	$4,790
Service charges on deposits	15,366	16,568	16,782	15,853	14,163
Credit card fees	11,558	12,049	11,711	11,668	11,084
ATM and other service fees	2,509	2,730	2,935	2,839	2,606
Bank owned life insurance income	5,652	4,524	3,216	2,985	3,015
Investment services and insurance	1,928	2,322	2,498	2,270	2,918
Investment securities gains, net	—	1,934	2,925	1,178	—
Loan sales and servicing income	3,237	2,947	3,881	3,791	2,335
Gain on acquisition	5,090	—	—	—	—
Gain on post medical retirement curtailment	—	—	—	—	9,543
Other operating income	3,328	4,253	2,538	4,823	4,734

Total Other Income	$53,949	$52,701	$51,567	$50,845	$55,188

	2010	2009	2009	2009	2009
	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
QUARTERLY OTHER EXPENSES DETAIL
Salaries, wages, pension and employee benefits	$48,156	$45,748	$43,351	$44,125	$42,682
Net occupancy expense	7,140	5,631	5,739	5,858	6,871
Equipment expense	6,050	6,445	5,847	6,212	5,797
Taxes, other than federal income taxes	1,938	1,593	1,646	1,631	1,626
Stationery, supplies and postage	2,693	2,414	2,167	2,051	2,275
Bankcard, loan processing and other costs	7,818	8,215	7,548	7,862	7,842
Advertising	1,592	1,510	1,635	1,887	1,971
Professional services	5,237	6,098	3,980	2,856	3,480
Telephone	1,133	1,039	1,010	997	1,014
Amortization of intangibles	234	87	86	87	87
Hedge terminiation	—	3,877	—	—	—
FDIC expense	3,765	3,160	2,298	8,496	2,556
Other operating expense	8,257	9,068	8,858	8,502	7,002

Total Other Expenses	$94,013	$94,885	$84,165	$90,564	$83,203

FIRSTMERIT CORPORATION AND SUBSIDIARIES
ALLOWANCE FOR LOAN LOSSES — Net Charge-off Detail (excluding acquired loans)

	Quarters ended		Year ended
(Unaudited)	March 31,		December 31,
(Dollars in thousands)	2010	2009	2009

Allowance for loan losses — beginning of period	$115,092	$103,757	$103,757
Loans charged off:
Commercial	8,895	4,554	39,685
Mortgage	1,646	923	4,960
Installment	8,805	8,438	31,622
Home equity	2,070	1,535	7,200
Credit cards	4,168	2,967	13,558
Leases	20	—	97
Overdrafts	591	519	2,591

Total	26,195	18,936	99,713

Recoveries:
Commercial	372	224	890
Mortgage	25	26	270
Installment	2,017	2,401	8,329
Home equity	257	85	494
Credit cards	473	387	1,710
Manufactured housing	31	53	171
Leases	9	5	57
Overdrafts	232	190	694

Total	3,416	3,371	12,615

Net charge-offs	22,779	15,565	87,098
Provision for loan losses	25,493	18,065	98,433

Allowance for loan losses — end of period	$117,806	$106,257	$115,092

Average loans, excluding acquired loans (a)	$6,812,647	$7,381,019	$7,152,845

Ratio to average loans:
(Annualized) net charge-offs	1.36%	0.86%	1.22%

Provision for loan losses	1.52%	0.99%	1.38%

Loans, excluding acquired loans — period-end (a)	$6,836,451	$7,350,763	$6,835,425

Allowance for credit losses:	$124,143	$112,276	$120,843

As a multiple of (annualized) net charge-offs	1.34	1.78	1.39

Allowance for loan losses:
As a percent of period-end loans, excluding acquired loans (a)	1.72%	1.45%	1.68%

As a multiple of (annualized) net charge-offs	1.28	1.68	1.32

(a)	Excludes loss share receivable.